Exhibit 99.1

Financial Statements

252862 ONTARIO INC.

(FORMERLY TECTROL INC.)

For the Years Ended February 28, 2015, 2014 and 2013

252862 ONTARIO INC. (FORMERLY TECTROL INC.)

For the Years Ended February 28, 2015, 2014 and 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of 252862 Ontario Inc. (formerly Tectrol Inc.)

We have audited the accompanying balance sheets of 252862 Ontario Inc. (formerly Tectrol Inc.) [the “Company”] as of February 28, 2015, 2014 and 2013, and the related statements of operations and comprehensive gain (loss), stockholder’s deficiency, and cash flows for each of the years in the three-year period ended February 28, 2015. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of February 28, 2015, 2014 and 2013, and the results of its operations and its cash flows for each of the years in the three-year period ended February 28, 2015, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Notes 1 and 3 to the financial statements, subsequent to the balance sheet date, the Company’s Board of Directors has approved a liquidation plan for the Company. The accompanying financial statements have been prepared on a going concern basis as liquidation became imminent on March 3, 2015, upon approval of the liquidation plan by the Company’s Board of Directors. These financial statements do not include any adjustments that might result from the adoption of liquidation basis of accounting.

Richmond Hill, Ontario, Canada April 24, 2015	/s/ SRCO Professional Corporation CHARTERED ACCOUNTANT Authorized to practise public accounting by the Chartered Professional Accountants of Ontario

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252862 ONTARIO INC. (FORMERLY TECTROL INC.)

BALANCE SHEETS

As at February 28, 2015, 2014 and 2013

(Expressed in US dollars)

	2015	2014	2013
	$	$	$
CURRENT ASSETS
Cash	959,412	—	—
Marketable securities (Note 5)	—	640,680	487,191
Accounts receivable (Note 6)	2,828,917	2,658,910	5,208,612
Inventory (Note 7)	2,402,099	4,139,607	5,499,918
Income taxes recoverable	487,165	707,915	728,640
Advances to suppliers and other receivables	569,600	117,480	158,213
Total current assets	7,247,193	8,264,592	12,082,574

Property and equipment (Note 8)	812,269	1,042,360	1,400,259
TOTAL ASSETS	8,059,462	9,306,952	13,482,833

LIABILITIES AND STOCKHOLDER'S DEFICIENCY
CURRENT LIABILITIES
Bank indebtedness (Note 9)	—	1,120,451	1,429,578
Accounts payable and accrued liabilities (Note 10)	3,516,177	2,365,888	5,055,643
Obligations under capital lease	—	—	8,334
Due to a related party (Note 12)	15,401,475	—	—
Derivative instruments (Note 11)	—	224,513	173,306
Total current liabilities	18,917,652	3,710,852	6,666,861

Due to a related party (Note 12)	—	16,523,689	16,772,114
TOTAL LIABILITIES	18,917,652	20,234,541	23,438,975

STOCKHOLDER'S DEFICIENCY
Class "A" preferred stock, no par value, unlimited authorized, optionally redeemable and retractable at $1.25 per share, 3,065,298 shares outstanding at February 28, 2015, 2014 and 2013 (Note 13)	3,831,623	3,831,623	3,831,623
Common stock, no par value, unlimited authorized, 3 shares outstanding at February 28, 2015, 2014 and 2013 (Note 13)	3	3	3
Accumulated other comprehensive gain (loss)	1,736,333	357,203	(423,455)
Accumulated deficit	(16,426,149)	(15,116,418)	(13,364,313)
Total stockholder's deficiency	(10,858,190)	(10,927,589)	(9,956,142)
TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY	8,059,462	9,306,952	13,482,833

Going concern (Note 3)

Contingencies (Note 17)

Subsequent events (Note 19)

See accompanying notes

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252862 ONTARIO INC. (FORMERLY TECTROL INC.)

STATEMENTS OF OPERATIONS AND COMPREHENSIVE GAIN (LOSS)

For the years ended February 28, 2015, 2014 and 2013

(Expressed in US dollars)

	2015	2014	2013
	$	$	$
Sales	16,493,656	20,025,310	30,132,445

Cost of sales
Materials	7,459,223	10,248,351	15,781,868
Direct labour	1,660,547	2,052,963	3,341,240
Factory overhead	2,894,519	3,589,457	4,997,865
Inventory write-down	1,011,554	22,146	522,865
Foreign exchange (gain) loss	(786,784)	26,845	(68,844)
	12,239,059	15,939,762	24,574,994
Gross profit	4,254,597	4,085,548	5,557,451

Operating expenses
Research and development	1,670,551	2,235,669	6,886,330
Administrative, selling and general	2,454,353	3,342,944	3,611,249
Restructuring costs (Note 10)	1,335,455	335,639	238,674
	5,460,359	5,914,252	10,736,253
Loss from operations	(1,205,762)	(1,828,704)	(5,178,802)

Other income (expenses)
Interest income	27,192	11,602	6,974
Fair value loss on derivative instruments (Note 11)	—	(224,513)	(173,306)
Unrealized foreign exchange (loss) gain	(131,161)	289,510	83,684
	(103,969)	76,599	(82,648)

Loss before income taxes	(1,309,731)	(1,752,105)	(5,261,450)
Income taxes (Note 15)	—	—	—
Net loss for the year	(1,309,731)	(1,752,105)	(5,261,450)
Translation adjustment	1,379,130	780,658	(423,455)
Comprehensive gain (loss) for the year	69,399	(971,447)	(5,684,905)
Loss per common share, basic and diluted	(436,577)	(584,035)	(1,753,817)
Weighted average number of common shares outstanding	3	3	3

See accompanying notes

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252862 ONTARIO INC. (FORMERLY TECTROL INC.)

STATEMENT OF STOCKHOLDER’S DEFICIENCY

For the years ended February 28, 2015, 2014 and 2013

(Expressed in US dollars)

	Common stock		Class "A" preferred stock		Accumulated	Accumulated
	Shares	Amount	Shares	Amount	other	deficit	Total
					comprehensive
					income (loss)
		$		$	$	$	$
Balance, February 28, 2012	3	3	3,065,298	3,831,623	—	(8,102,863)	(4,271,237)

Translation adjustment	—	—	—		(423,455)	—	(423,455)

Loss for the year	—	—	—	—	—	(5,261,450)	(5,261,450)

Balance, February 28, 2013	3	3	3,065,298	3,831,623	(423,455)	(13,364,313)	(9,956,142)

Translation adjustment	—	—	—	—	780,658	—	780,658

Loss for the year	—	—	—	—	—	(1,752,105)	(1,752,105)

Balance, February 28, 2014	3	3	3,065,298	3,831,623	357,203	(15,116,418)	(10,927,589)

Translation adjustment	—	—	—	—	1,379,130	—	1,379,130

Loss for the year	—	—	—	—	—	(1,309,731)	(1,309,731)

Balance, February 28, 2015	3	3	3,065,298	3,831,623	1,736,333	(16,426,149)	(10,858,190)

See accompanying notes

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252862 ONTARIO INC. (FORMERLY TECTROL INC.)

STATEMENTS OF CASH FLOWS

For the years ended February 28, 2015, 2014 and 2013

(Expressed in US dollars)

	2015	2014	2013
	$	$	$

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the year	(1,309,731)	(1,752,105)	(5,261,450)
Adjustments to reconcile net loss to net cash generated from (used in) operations:
Depreciation of property and equipment	219,797	291,330	324,767
Inventory write-down	1,011,554	22,146	522,865
Federal and provincial tax credits write-down	—	—	4,135,338
Fair value loss on derivative instruments	—	224,513	173,306
Unrealized foreign exchange loss (gain)	131,161	(289,510)	(83,684)
Changes in operating assets and liabilities:
Marketable securities	567,460	(186,954)	(487,191)
Accounts receivable	(473,882)	2,191,932	(640,468)
Inventory	252,856	960,387	288,858
Income taxes recoverable	139,844	(29,323)	41,986
Advances to suppliers and other receivables	(465,546)	29,865	34,438
Accounts payable and accrued liabilities	1,420,676	(2,342,492)	526,825
Net cash generated from (used in) operating activities	1,494,189	(880,211)	(424,410)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(86,956)	(13,518)	(290,761)
Net cash used in investing activities	(86,956)	(13,518)	(290,761)

CASH FLOWS FROM FINANCING ACTIVITIES
Bank indebtedness	(291,079)	(210,933)	(13,843)
Due to a related party	64,888	903,621	469,590
Obligations under capital lease	—	—	(88,815)
Net cash (used in) provided by financing activities	(226,191)	692,688	366,932

Net increase (decrease) in cash during the year	1,181,042	(201,041)	(348,239)
Effect of foreign currency translation	(221,630)	201,041	348,239
Cash, beginning of year	—	—	—
Cash, end of year	959,412	—	—

Supplemental disclosures for cash flow information:
Cash paid for during the year:
Interest	89,317	119,882	207,080
Income taxes	—	—	—

See accompanying notes

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252862 ONTARIO INC. (FORMERLY TECTROL INC.)

NOTES TO FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS

252862 Ontario Inc. (formerly Tectrol Inc.) [the “Company”] was incorporated on February 10, 1972 under the Ontario Business Corporations Act. The Company designs and manufactures power supply units for various electronic devices.

On November 6, 2014, the Company filed a Notice of Intention to Make a Proposal (“NOI”) under the Bankruptcy and Insolvency Act (Canada). As part of its restructuring proceedings the Company evaluated strategic alternatives in order to preserve and maximize value, including a sale of its business and assets. Those potential alternatives included (i) pursuing a strategic transaction with a third party, such as sale of shares or assets of the Company, (ii) additional capital injection; and (iii) an orderly wind-down. Since November 6, 2014, the Company is being administered by the Ontario Superior Court of Justice (In Bankruptcy) [the “Court”] managed NOI proceeding.

On February 23, 2015, the Company signed an Asset Purchase Agreement (“APA”) with CUI-Canada, Inc. [“CUI Canada”], for the sale of all or substantially all of the Company's assets, except for accounts receivable and prepaid expenses (the “Excluded Assets”) at an agreed price of $5.5 million, subject to final closing adjustments. CUI Canada is a wholly-owned subsidiary of CUI Global, Inc., a Colorado corporation listed on the NASDAQ stock exchange. On March 3, 2015, the Court approved the transaction contemplated by the APA for the sale of specific assets of the Company to CUI Canada. Also on the same date, the Company’s Board of Directors approved the APA and the liquidation plan for the Company.

The transaction for the sale of the Company’s assets to CUI Canada was completed on March 5, 2015 with an effective date of March 1, 2015.

Effective March 23, 2015, the Company’s name was changed from Tectrol Inc. to 252862 Ontario Inc.

The Company does not intend to file a Proposal and therefore will be deemed to have made an assignment in bankruptcy on April 21, 2015.

2. BASIS OF PRESENTATION AND MEASUREMENT

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and are expressed in United States dollars (“USD”).

3. GOING CONCERN

Accounting principles generally accepted in the United States of America ("US GAAP") requires financial statements to be prepared on a going concern basis. A liquidation basis of accounting is only appropriate to the extent liquidation is imminent. In order to meet this criteria, among other factors, the plan for liquidating the Company, which would be followed by orderly liquidation must be approved by the person or persons with the authority to make such a plan effective, which in this instance, is the Company's Board of Directors. The Company's accompanying financial statements have been prepared on a going concern basis as liquidation became imminent on March 3, 2015, upon approval of the liquidation plan by the Company’s Board of Directors. The Company will prospectively prepare its financial statements from March 3, 2015 on a liquidation basis of accounting.

The financial statements do not include any adjustments that might result from the adoption of the liquidation basis of accounting.

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252862 ONTARIO INC. (FORMERLY TECTROL INC.)

NOTES TO FINANCIAL STATEMENTS

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Areas involving significant estimates and assumptions include: inventory valuation reserves; allowance for doubtful accounts; deferred income tax assets, and related valuation allowances; estimated useful lives of property and equipment and accruals. Actual results could differ from those estimates. These estimates are reviewed periodically, and, as adjustments become necessary, they are reported in earnings in the period in which they become known.

Inventory

Inventory, which comprises of raw material, work in progress and finished goods, is valued at the lower of cost and market value, with cost being determined on a first-in, first-out basis.

The cost of raw material consists of purchase price, freight, custom duties and other delivery expenses. The cost of work in progress and finished goods consists of laid down material costs, direct labour and the appropriate overheads as applicable.

Net realizable value is the estimated selling price in the ordinary course of business, less any applicable variable selling costs.

The Company evaluates the carrying value of inventory on a regular basis, taking into account such factors as historical and anticipated future sales compared with quantities on hand and the price the Company expects to obtain for products in the market compared with historical cost.

Revenue Recognition

The Company recognizes revenues when they are earned, specifically when all of the following conditions are met:

•	Ownership of the goods have been transferred to the customers. For domestic and international sales, ownership of the goods is transferred to the customers when the good are transferred to a designated carrier in accordance with shipping terms agreed with the customer.
•	there is persuasive evidence that an arrangement exists;
•	there are no significant obligations remaining;
•	amounts are fixed or can be determined; and
•	the ability to collect is reasonably assured.

Earnings (Loss) Per Share

The Company has adopted the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 260-10 which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. Diluted earnings per share exclude all potentially dilutive shares if their effect is anti-dilutive. There were no potentially dilutive shares outstanding as at February 28, 2015, 2014 and 2013.

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252862 ONTARIO INC. (FORMERLY TECTROL INC.)

NOTES TO FINANCIAL STATEMENTS

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortized over their estimated useful lives at the following rates and methods.

Automotive equipment	30%	declining balance method
Furniture and fixtures	20%	declining balance method
Leasehold improvements	20%	declining balance method
Manufacturing: Equipment and computer equipment	20%	declining balance method
Research and development: Equipment and computer equipment	20%	declining balance method
Tooling	25%	declining balance method

Routine repairs and maintenance are expensed as incurred. Improvements, that are betterments, are capitalized at cost. The Company applies a half-year rule in the year of acquisition.

Impairment of Long-Lived Assets

In accordance with ASC Topic 360-10, the Company, on a regular basis, reviews the carrying amount of long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows, before interest, from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on appraised value of the assets or the anticipated cash flows from the use of the asset or asset group, discounted at a rate commensurate with the risk involved.

Accounts Receivable

Accounts receivable are stated at outstanding balances, net of an allowance for doubtful accounts. The allowance for doubtful accounts is established through provisions charged against income. Accounts deemed to be uncollectible are charged against the allowance and subsequent recoveries, if any, are credited to the allowance. Management’s periodic evaluation of the adequacy of the allowance is based on past experience, aging of the receivables, adverse situations that may affect a customer’s ability to pay, current economic conditions and other relevant factors. This evaluation is inherently subjective as it requires estimates that may be susceptible to significant change. Unpaid balances remaining after the stated payment terms are considered past due. The Company routinely assesses the financial strength of its customers and, therefore, believes that its accounts receivable credit risk exposure is limited.

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252862 ONTARIO INC. (FORMERLY TECTROL INC.)

NOTES TO FINANCIAL STATEMENTS

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments

Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” (“ASC 820”) defines fair value, establishes a framework for measuring fair value and expands required disclosure about fair value measurements of assets and liabilities. ASC 820-10 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820-10 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

●	Level 1 – Valuation based on quoted market prices in active markets for identical assets or liabilities.

●	Level 2 – Valuation based on quoted market prices for similar assets and liabilities in active markets.

●	Level 3 – Valuation based on unobservable inputs that are supported by little or no market activity, therefore requiring management’s best estimate of what market participants would use as fair value.

In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments or interest rates that are comparable to market rates. These financial instruments include marketable securities, accounts receivable, other receivables, bank indebtedness, accounts payable, due to a related party and obligations under capital lease. The Company's cash and foreign exchange forward contracts, which are carried at fair value, are classified as a Level 1 financial instruments. These accounts are maintained with financial institutions of reputable credit, therefore, bear minimal credit risk.

Leases

The Company leases property and equipment in the ordinary course of business. Significant lease obligations relate to the Company’s premises. These leases have varying terms and may or may not include purchase or buyout options and guaranteed residuals. The terms of these leases are considered when determining whether a lease is classified as operating or capital. The expense associated with leases that have escalating payment terms is recognized on a straight-line basis over the life of the lease.

Foreign Currency Translation

The functional currency of the Company is Canadian dollar. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities are translated using the historical rate on the date of the transaction. All exchange gains or losses arising from translation of these foreign currency transactions are included in net income (loss) for the year. The translation gains and losses resulting from the changes in exchange rates are reported in accumulated other comprehensive gain (loss).

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252862 ONTARIO INC. (FORMERLY TECTROL INC.)

NOTES TO FINANCIAL STATEMENTS

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

The Company accounts for under ASC Topic 740 Accounting for Income Taxes. The Company provides for federal and provincial income taxes payable, as well as for those deferred because of the timing differences between reporting income and expenses for financial statement purposes versus tax purposes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities are measured using the enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recoverable or settled. The effect of a change in tax rates is recognized as income or expense in the period of the change. A valuation allowance is established, when necessary, to reduce deferred income tax assets to the amount that is more likely than not to be realized.

Research and Development

The Company expenses the expenditures in the research phase. In accounting for expenditures during the development phase, the Company has made an accounting policy choice of expensing all expenditures except for expenditures used to purchase property and equipment which are capitalized in the appropriate property group and amortized over their estimated useful lives. This policy is applied on a consistent basis.

Warranty Reserves

A warranty reserve liability is recorded based on estimates of future costs on sales recognized. At February 28, 2015, 2014 and 2013, the balance of approximately $nil, $33,411 and $35,875 for warranty reserve liability is included in accrued expenses on the balance sheet.

Shipping and Handling Costs

The Company accounts for shipping and handling fees in accordance with FASB ASC Topic 705 “Cost of Sales and Services”. Shipping and handling costs for the years ended February 28, 2015, 2014 and 2013 were $111,510, $108,806 and $396,837, respectively. Costs related to raw materials purchased, are included in inventory or cost of goods sold, as appropriate. While amounts charged to customers for shipping product are included in revenues, the related outbound freight costs are included in expenses as incurred.

Derivative instruments

The Company uses forward currency contracts to manage its exposure to minimize the risk associated with foreign currency exchange rate exposure from expected future cash flows. These instruments are entered into to minimize exposure and are not for speculative trading purposes. The Company recognizes all derivatives as either assets or liabilities in the balance sheet and measures those instruments at fair value. Changes in the fair value of derivatives are recognized in earnings. The Company has limited involvement with derivative instruments and does not trade them.

Segment Reporting

The Company operates in one operating segment based on the activities for the Company in accordance with ASC Topic 280-10.  Operating segments are defined as components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance.

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252862 ONTARIO INC. (FORMERLY TECTROL INC.)

NOTES TO FINANCIAL STATEMENTS

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements

In July 2013, the FASB issued ASU 2013-11, "Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carry-forward, a Similar Tax Loss, or a Tax Credit Carry-forward Exists," which defines the presentation requirements of an unrecognized tax benefit, or a portion of an unrecognized tax benefit, in the financial statements. The new guidance will be effective for the Company beginning October 1, 2014. The Company is currently evaluating the impact of adopting this guidance.

In April 2014, the FASB issued ASU 2014-08, "Presentation of Financial Statements and Property, Plant, and Equipment - Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity'', which revises what qualifies as a discontinued operation, changes the criteria for determining which disposals can be presented as discontinued operations and modifies related disclosure requirements. This ASU will be effective for the Company for applicable transactions occurring after October 1, 2015. The Company will prospectively apply the guidance to applicable transactions.

On May 28, 2014, the FASB issued a new financial accounting standard on revenue from contracts with customers, Update No. 2014-09, Revenue from Contracts with Customers (Topic 606). The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2017. Early adoption is not permitted. The Company is currently evaluating the impact of this accounting standard.

On August 27, 2014, the FASB issued a new financial accounting standard on going concern, Update 2014-15, Presentation of Financial Statements - Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The standard provides guidance about management’s responsibility to evaluate whether there is substantial doubt about the organization’s ability to continue as a going concern. The amendments in this Update apply to all companies. They become effective in the annual period ending after December 15, 2016, with early application permitted. The Company is currently evaluating the impact of this accounting standard.

On April 7, 2015, the FASB issued Accounting Standards Update (ASU) No. 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. The amendments in this ASU require that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts and the accounting for debt issue costs under IFRS. The recognition and measurement guidance for debt issuance costs are not affected by the amendments in this ASU. The amendments in this Update apply to all companies. They become effective for public business entities in the annual period ending after December 15, 2015, and interim periods within those fiscal years, with early application permitted. The Company is currently evaluating the impact of this accounting standard.

All other recent pronouncements issued by the FASB or other authoritative standards groups with future effective dates are either not applicable or are not expected to be significant to the condensed consolidated financial statements of the Company.

5. MARKETABLE SECURITIES

Marketable securities represent units of Dundee Investment Savings Account held under portfolio managed by Scotia McLeod, and they are measured at fair value, based on their published unit prices.

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252862 ONTARIO INC. (FORMERLY TECTROL INC.)

NOTES TO FINANCIAL STATEMENTS

6. ACCOUNTS RECEIVABLE

	2015	2014	2013
	$	$	$
Trade accounts receivable	2,842,357	2,681,104	5,963,439
Less: Allowance for doubtful accounts	(13,440)	(22,194)	(754,827)
	2,828,917	2,658,910	5,208,612

7. INVENTORY

	2015	2014	2013
	$	$	$
Raw material	1,468,078	2,391,369	2,984,488
Work in process	619,409	1,092,720	1,740,664
Finished goods	149,287	512,549	457,944
Goods in transit	165,325	142,969	316,822
	2,402,099	4,139,607	5,499,918

8. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	2015	2014	2013
	$	$	$
Automotive equipment	47,734	53,894	57,869
Furniture and fixtures	547,588	618,245	663,843
Leasehold improvements	1,306,552	1,475,140	1,583,938
Manufacturing:
- Equipment	7,464,773	8,404,928	8,554,756
- Computer equipment	1,562,584	1,751,918	1,881,129
Research and development:
- Equipment	1,516,821	1,712,541	1,824,333
- Computer equipment	563,209	635,881	682,780
Tooling	1,357,446	1,469,752	1,578,152
Equipment under capital lease	—	—	470,070
	14,366,707	16,122,299	17,296,870
Accumulated depreciation	(13,554,438)	(15,079,939)	(15,896,611)
	812,269	1,042,360	1,400,259

Depreciation expense for the years ended February 28, 2015, 2014 and 2013 was $219,797, $291,330 and $324,767, respectively.

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252862 ONTARIO INC. (FORMERLY TECTROL INC.)

NOTES TO FINANCIAL STATEMENTS

9. BANK INDEBTEDNESS

Until November 4, 2014, the Company had an authorized line of credit available up to approximately $4.5 million ($5.0 million CAD), including bank indebtedness. The line of credit was due on demand and interest payments were payable on a monthly basis at prime plus 1.45%. The line of credit was secured by a first ranking security interest on all accounts receivable and inventory, and a guarantee from the parent company Tectrol Technology Inc. Further, Tectrol Technology Inc. has also agreed to a postponement of the loan payable by Tectrol Inc.

	2015	2014	2013
	$	$	$
Canadian bank loan	—	2,159,064	2,295,796
US dollar general account	—	(1,038,613)	(866,218)
	—	1,120,451	1,429,578

The agreement included certain financial covenants which were primarily tested on a calendar year basis. The company was in compliance with its financial covenants as at February 28, 2014 and 2013.

On November 5, 2014, Tectrol Technology Inc. entered into a Debt and Security Assignment Agreement with the lending bank under which the Company’s line of credit facility and the total outstanding indebtedness of $701,320 was transferred and assigned to Tectrol Technology Inc.

10. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

	2015	2014	2013
	$	$	$
Trade accounts payable	2,226,987	927,211	2,447,757
Accrued liabilities (a)	1,289,190	1,438,677	2,607,886
	3,516,177	2,365,888	5,055,643

(a)	During the years ended February 28, 2015, 2014 and 2013, the Company incurred restructuring charges of $1,335,455, $335,639 and $238,764, respectively, primarily related to workforce reductions, receiver, legal and other costs in connection with winding down its operations. The Company does not expect to incur any further significant restructuring charges subsequent to February 28, 2015, in view of the sale of its assets as referred to in Note 1. The movement in restructuring costs provision is as follows

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252862 ONTARIO INC. (FORMERLY TECTROL INC.)

NOTES TO FINANCIAL STATEMENTS

10. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES (continued)

	Severence	Receiver	Legal and	Total
			other
	$	$	$	$
Accruals, at February 28, 2012	—	—	—	—
Expense during the year	238,674	—	—	238,674
Paid during the year	(238,674)	—	—	(238,674)
Accruals, at February 28, 2013	—	—	—	—
Expense during the year	335,639	—	—	335,639
Paid during the year	(335,639)	—	—	(335,639)
Accruals, at February 28, 2014	—	—	—	—
Expense during the year	798,287	345,441	191,727	1,335,455
Paid during the year	(560,049)	(315,057)	(191,727)	(1,066,833)
Accruals, at February 28, 2015	238,238	30,384	—	268,622

11. DERIVATIVE INSTRUMENTS AND RISK MANAGEMENT

The Company has limited involvement with derivative instruments and does not trade them. The Company does use derivatives to manage certain foreign currency exchange rate exposures.

As at February 28, 2015, 2014 and 2013, the Company had no derivative instruments designated as effective hedges.

From time to time, to minimize risk associated with foreign currency exposures on receivables for sales denominated in foreign currencies, the Company enters into various foreign currency forward exchange contracts which are intended to minimize the currency exchange rate exposure from expected future cash flows. The forward currency contracts have maturity dates of up to one year at the date of inception. At February 28, 2015, 2014 and 2013, the notional amount for these foreign currency forward exchange contracts outstanding was $nil, $5.2 million and $8.4 million, respectively. Gain or loss recorded on these contracts for the year ended February 28, 2015, 2014 and 2013 is disclosed in the statement of operations as fair value loss on derivative instruments.

Derivative liabilities represent the fair value of the outstanding forward exchange contracts at year end.

12. DUE TO A RELATED PARTY

The loan payable is due to the parent company (Tectrol Technology Inc.), has no fixed repayment terms, is secured by a general security agreement and is non-interest bearing.

13. STOCKHOLDER’S DEFICIENCY

The Company is authorized to issue unlimited common and Class “A” preferred shares. Class “A” preferred shares are optionally redeemable and retractable at $1.25 per share, non-cumulative and non-voting.

The Company has 3,065,298 Class A preferred shares and 3 common shares outstanding as at February 28, 2015, 2014 and 2013. Class A preferred shares have been classified as equity as they do not meet the requirements of mandatorily redeemable financial instruments pursuant to ASC Topic 480.

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252862 ONTARIO INC. (FORMERLY TECTROL INC.)

NOTES TO FINANCIAL STATEMENTS

14. RELATED PARTY TRANSACTIONS

The following is a summary of the Company's related party transactions:

	2015	2014	2013
	$	$	$
Transactions with related parties under significant influence:
General and office	37,304	41,814	41,950
Marketing	431,812	780,404	854,657
Rent	323,421	361,770	378,046
	792,537	1,183,988	1,274,653

Trade accounts payable at February 28, 2015, 2014 and 2013 include balances due to related parties amounting to $465,910, $449,237 and $445,877, respectively.

These transactions are in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.

15. INCOME TAXES

Income taxes

The provision for income taxes differs from that computed at Canadian corporate tax rate of approximately 39.50% (2014 - 38.50% and for 2013 - 38.25%) as follows:

	2015	2014	2013
	$	$	$
Net loss for the year before income taxes	(1,309,731)	(1,752,105)	(5,261,450)
Expected income tax recovery	(517,344)	(674,560)	(2,012,505)
Allowance for doubtful debts	216,633	—	—
Research and development expenses	183,661	178,550	180,730
Depreciation expense	86,820	112,162	124,224
Non-deductible expenses and other adjustments	25,999	25,761	12,317
Write-offs of investment tax credit no longer recoverable	—	—	1,629,402
Change in valuation allowance	4,231	358,087	65,832
	—	—	—

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252862 ONTARIO INC. (FORMERLY TECTROL INC.)

NOTES TO FINANCIAL STATEMENTS

15. INCOME TAXES (continued)

Deferred tax

The following table summarizes the significant components of deferred tax:

	2015	2014	2013
	$	$	$
Deferred tax assets
Excess of research and development expenses	3,678,546	3,668,244	3,542,474
Excess of depreciation expense	1,503,164	1,568,124	1,608,387
Non-capital losses carry forwards	608,392	674,660	369,991
Other temporary differences	206,761	12,863	14,150
	5,996,863	5,923,891	5,535,002
Valuation allowance	(5,996,863)	(5,923,891)	(5,535,002)
Net deferred tax assets	—	—	—

As of February 28, 2015, 2014 and 2013, the Company determined that a valuation allowance relating to above deferred tax assets of the Company was necessary. This determination was based largely on the negative evidence represented by the losses incurred. The Company decided not to recognize any deferred tax assets, as it is not more likely than not to be realized. Therefore, a valuation allowance of $5,996,863, $5,923,891, $5,535,002, for the years ended February 28, 2015, 2014 and 2013, respectively, was recorded to offset deferred tax assets.

As of February 28, 2015, 2014 and 2013, the Company has approximately $1,540,232, $1,752,362, $938,077, respectively, of non-capital losses available to offset future taxable income. These losses will expire between 2032 to 2034.

16. SEGMENT INFORMATION

The Company reports in a single operating segment, being a producer and distributor of power supply units for various electronic devices.

Geographic segments:

The Company's assets and operating facilities are all located in Canada. The Company services its customers mainly in the United States, Canada and Mexico.  The Company derives its revenue geographically as follows:

	2015	2014	2013
	$	$	$
Revenue (a)
United States of America	9,977,845	12,925,724	21,515,549
Canada	2,865,988	2,338,318	2,024,076
Mexico	1,157,213	2,074,118	2,189,636
Other	2,492,610	2,687,150	4,403,184
	16,493,656	20,025,310	30,132,445

(a)	Revenue is attributed to countries based on location of customer.

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252862 ONTARIO INC. (FORMERLY TECTROL INC.)

NOTES TO FINANCIAL STATEMENTS

17. CONTINGENCIES

The Company may be involved in certain legal actions arising from the ordinary course of business. While it is not feasible to predict or determine the outcome of these matters, we do not anticipate that any of these matters, or these matters in the aggregate, will have a material adverse effect on the financial position or results of operations.

18. CONCENTRATIONS

During 2015, 30% of revenues were derived from three major customers at 12%, 10% and 8%. During 2014, 35% of revenues were derived from three major customers at 16%, 12% and 7%.  During 2013, 45% of revenues were derived from three major customers at 21%, 14% and 10%.

The Company’s major product lines in 2015, 2014 and 2013 were power supply units for various electronic devices.

At February 28, 2015, of the gross trade accounts receivable totaling approximately $953,000, 34% was due from two customers: 25% and 9%. At February 28, 2014, of the gross trade accounts receivable totaling approximately $517,000, 19% was due from two customers: 14% and 5%. At February 28, 2013, 37% of the gross trade accounts receivable totaling approximately $2,207,000, was due from three customers:  15%, 12% and 10%.

During 2015, 2014 and 2013, the Company had no major supplier concentrations related to inventory product received.

19. SUBSEQUENT EVENTS

The Company’s management has evaluated subsequent events up to April 24, 2015, the date the financial statements were issued, pursuant to the requirements of ASC Topic 855 and has determined the following material subsequent events:

On March 3, 2015, the Ontario Superior Court of Justice (In Bankruptcy) [the “Court] approved the transaction contemplated by the APA dated February 23, 2015, for the sale of specific assets of the Company at an agreed price of $5.5 million, subject to final closing adjustments, to CUI Canada, Inc. Also on the same date, the Company’s Board of Directors approved the APA and the liquidation plan for the Company.

Effective March 23, 2015, the Company’s name was changed from Tectrol Inc. to 252862 Ontario Inc.

As a result of not filing a Proposal or seeking an extension of time from the Court to file a Proposal, the Company was deemed to have made an assignment in bankruptcy on April 21, 2015.

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